Exhibit 99.4
                               ML BANCORP, INC.

                       Special Meeting of Shareholders -
                   January 22, 1998 at 2:00 p.m., Local Time
          This Proxy is Solicited on Behalf of the Board of Directors

            The undersigned shareholder of ML Bancorp, Inc.
("ML Bancorp") hereby appoints [___________________________ and
________________________________] the proxies of the undersigned
(each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the Special Meeting of Shareholders of ML Bancorp to be held on January 22, 1998, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of ML Bancorp which the undersigned would be entitled to vote on the following proposals more fully described in the Joint Proxy Statement/Prospectus dated December __, 1997 for the Meeting in the manner specified and in the discretion of the named proxies on any other business that may properly come before the Meeting.

                             _____________________

            Please indicate on the reverse side of this card how your stock is to be voted. Unless you specifically direct otherwise, the shares represented by this proxy will be voted
"FOR" the following proposals.

                 (continued and to be signed on reverse side)



The DIRECTORS recommend a vote FOR

      Approval and adoption of the Agreement and Plan of Merger, dated as of September 18, 1997 (the "Merger Agreement"), relating to the merger of ML Bancorp with and into Sovereign Bancorp, Inc.

      FOR         AGAINST           ABSTAIN

      [  ]         [  ]               [  ]

      Approval of the proposal to adjourn the Meeting, if necessary, in the event there are not sufficient votes at the time of the Meeting to approve the Merger Agreement.

      FOR         AGAINST           ABSTAIN

      [  ]         [  ]               [  ]

                                    NOTE:  Your signature should appear
                                    as your name appears hereon.  When
                                    shares are held by joint tenants,
                                    both should sign.  When signing as
                                    attorney, executor, administrator,
                                    trustee or guardian, please give
                                    full title as such.  If a
                                    corporation, please sign in full
                                    corporate name by the President or
                                    other authorized officer.  If a
                                    partnership, please sign in
                                    partnership name by authorized
                                    person.

                                    Please sign, date and return the
                                    proxy card promptly using the
                                    enclosed envelope.

                                    Dated:_______________________, 199_

                                    ___________________________________
                                               (Signature)

                                    ___________________________________
                                         (Signature if held jointly)